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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-85406) and S-8 (Nos. 333-39756, 333-39758,
333-40202, 333-87794, and 333-115463) of Visteon Corporation of our report dated January 22, 2004, except as to the effects of the matters described in Note 2, which are as of March 16, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 16, 2005